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                               COURIER CORPORATION
                           SUBSIDIARIES OF REGISTRANT

                                   EXHIBIT 21

Registrant has the following subsidiaries:
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                                                                                                                 % Owned
                                                                                        Jurisdiction of        by Immediate
               Name                                   Immediate Parent                   Incorporation            Parent
------------------------------------        --------------------------------------    ---------------------   ---------------
Courier-Citizen Company                     Courier Corporation                       Massachusetts                100%

Courier Investment Corporation              Courier Corporation                       Massachusetts                100%

Book-mart Press, Inc.                       Courier Corporation                       New Jersey                   100%

The Home School, Inc.                       Courier Corporation                       Massachusetts                100%

Courier Westford, Inc.                      Courier Delaware Holding Corp.            Massachusetts                100%

National Publishing Company                 Courier Delaware Holding Corp.            Pennsylvania                 100%

Courier Stoughton, Inc.                     Courier Delaware Holding Corp.            Massachusetts                100%

Courier Companies, Inc.                     Courier Delaware Holding Corp.            Massachusetts                100%

Courier Kendallville, Inc.                  Courier Delaware Holding Corp.            Indiana                      100%

Courier New Media, Inc.                     Courier Delaware Holding Corp.            Massachusetts                100%

Courier Foreign Sales Corporation Ltd.      National Publishing Company               Jamaica                      99%

Courier Delaware Holding Corp.              Courier-Citizen Company                   Delaware                     100%

Courier Properties, Inc.                    Courier-Citizen Company                   Massachusetts                100%

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